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                                                                     Exhibit (j)



                        Consent of Independent Auditors





The Board of Directors and Shareholders of
Aetna Generation Portfolios, Inc.:


We consent to the use of our report dated February 8, 2002, on the statements of assets and liabilities, including the portfolios of investments, of Aetna Ascent VP, Aetna Crossroads VP and Aetna Legacy VP, as of December 31, 2001, and the related statements of operations, statements of changes in net assets, and financial highlights for each of the years or periods presented, incorporated by reference in Post-Effective Amendment No. 16, to Registration Statement (No. 33-88334) on Form N-1A under the Securities Act of 1933.

We also consent to the references to our firm under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


                                                       /s/  KPMG LLP


Hartford, Connecticut
April 17, 2002